Exhibit 99.1

Acumen Pharmaceuticals Reports First Quarter 2025 Financial Results
and Business Highlights

•Expect to report topline results for ALTITUDE-AD, a Phase 2 study to investigate sabirnetug (ACU193) for the treatment of early Alzheimer’s disease, in late 2026
•Cash, cash equivalents and marketable securities of $197.9 million as of March 31, 2025, expected to support current clinical and operational activities into early 2027
•Company to host conference call and webcast today at 8:00 a.m. ET

NEWTON, Mass., May 13, 2025 – Acumen Pharmaceuticals, Inc. (NASDAQ: ABOS) (“Acumen” or the “Company”), a clinical-stage biopharmaceutical company developing a novel therapeutic that targets toxic soluble amyloid beta oligomers (AβOs) for the treatment of Alzheimer’s disease (AD), today reported financial results for the first quarter of 2025 and provided a business update.

“In the first quarter of 2025, Acumen’s strong execution continued to build on the momentum achieved in 2024. ALTITUDE-AD, our Phase 2 study investigating the efficacy, safety and tolerability of sabirnetug for the treatment of early AD, is fully enrolled and we expect topline results in late 2026,” said Daniel O’Connell, Chief Executive Officer of Acumen. “This sizable 542-participant study enrolled quickly, a testament to the interest in sabirnetug’s high selectivity for toxic amyloid beta oligomers from clinical trial investigators, patients and caregivers alike. The fundamentals of our clinical development plan and underlying business are strong, and we look forward to building on our positive momentum throughout the year.”
Recent Highlights
•In April 2025, the Company presented at the International Conference on Alzheimer’s and Parkinson’s Diseases and related neurological disorders (AD/PD).
◦The oral presentation highlighted extended results from a validated research-use plasma pTau217 assay to screen potential participants in the ongoing Phase 2 ALTITUDE-AD clinical trial of sabirnetug, showing this strategy has performed as intended.

◦Additional presentations included posters on early effects of sabirnetug on synaptic biomarkers in AD, methods of interrogating the binding of AβOs to a model of human neurons, and methods to advance Aβ selectivity measurements.

•In April 2025, the Company presented an encore presentation detailing the plasma pTau217 assay used in ALTITUDE-AD at the American Academy of Neurology (AAN) Annual Meeting.

•More information on these presentations can be found here.
Anticipated Milestones
•The Company expects topline results from ALTITUDE-AD, a Phase 2 study to investigate sabirnetug for the treatment of early Alzheimer’s disease, in late 2026.
First Quarter 2025 Financial Results
•Cash Balance. As of March 31, 2025, cash, cash equivalents and marketable securities totaled $197.9 million compared to cash, cash equivalents and marketable securities of $231.5 million as of December 31, 2024. The decrease in cash is related to funding ongoing operations. Cash is expected to support current clinical and operational activities into early 2027.
•Research and Development (R&D) Expenses. R&D expenses were $25.3 million for the three-month period ended March 31, 2025, compared to $12.4 million for the three-month period ended March 31, 2024. The increase in R&D expenses was primarily due to an increase in clinical trial costs related to ALTITUDE-AD, personnel, and other costs.
•General and Administrative (G&A) Expenses. G&A expenses were $5.1 million for the three-month period ended March 31, 2025, compared to $5.3 million for the three-month period ended March 31, 2024. The decrease was primarily due to immaterial decreases in personnel costs, insurance and recruiting costs.
•Loss from Operations. Loss from operations was $30.4 million for the three-month period ended March 31, 2025, compared to $17.8 million for the three-month period ended March 31, 2024. This increase was due to the increased R&D expenses over the prior year period.
•Net Loss. Net loss was $28.8 million for the three-month period ended March 31, 2025, compared to $14.9 million for the three-month period ended March 31, 2024.
Conference Call Details
Acumen will host a conference call and live audio webcast today, May 13, 2025, at 8:00 a.m. ET.
To participate in the live conference call, please register using this link. After registration, you will be informed of the dial-in numbers including PIN. Please register at least one day in advance.

The webcast audio will be available via this link.

An archived version of the webcast will be available for at least 30 days in the Investors section of the Company's website at www.acumenpharm.com.
About Sabirnetug (ACU193)
Sabirnetug (ACU193) is a humanized monoclonal antibody (mAb) discovered and developed based on its selectivity for soluble amyloid beta oligomers (AβOs), which are a highly toxic and pathogenic form of Aβ, relative to Aβ monomers and amyloid plaques. Soluble AβOs have been observed to be potent neurotoxins that bind to neurons, inhibit synaptic function and induce neurodegeneration. By selectively targeting toxic soluble AβOs, sabirnetug aims to address the hypothesis that soluble AβOs are an early and persistent underlying cause of the neurodegenerative process in Alzheimer’s disease (AD). Sabirnetug has been granted Fast Track designation for the treatment of early AD by the U.S. Food and Drug Administration and is currently being evaluated in a Phase 2 study in patients with early AD.
About ALTITUDE-AD (Phase 2)
Initiated in 2024, ALTITUDE-AD is a Phase 2, multi-center, randomized, double-blind, placebo-controlled clinical trial designed to evaluate the efficacy and safety of sabirnetug (ACU193) infusions administered once every four weeks in slowing cognitive and functional decline as compared to placebo in participants with early Alzheimer's disease. The study has enrolled 542 individuals with early Alzheimer’s disease (mild cognitive impairment or mild dementia due to AD) at multiple investigative sites located in the United States, Canada, the European Union and the United Kingdom. More information can be found on www.clinicaltrials.gov, NCT identifier NCT06335173.
About Acumen Pharmaceuticals, Inc.
Acumen Pharmaceuticals is a clinical-stage biopharmaceutical company developing a novel therapeutic that targets toxic soluble amyloid beta oligomers (AβOs) for the treatment of Alzheimer’s disease (AD). Acumen’s scientific founders pioneered research on AβOs, which a growing body of evidence indicates are early and persistent triggers of Alzheimer’s disease pathology. Acumen is currently focused on advancing its investigational product candidate, sabirnetug (ACU193), a humanized monoclonal antibody that selectively targets toxic soluble AβOs, in its ongoing Phase 2 clinical trial ALTITUDE-AD (NCT06335173) in early symptomatic Alzheimer’s disease patients, following positive results in its Phase 1 trial INTERCEPT-AD. The company is headquartered in Newton, Mass. For more information, visit www.acumenpharm.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Any statement describing Acumen’s goals, expectations, financial or other projections, intentions or beliefs is a forward-looking statement and should be considered an at-risk statement. Words such as “believes,” “expects,” “anticipates,” “could,” “should,” “would,” “seeks,” “aims,” “plans,” “potential,” “will,” “milestone” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements include statements concerning Acumen’s business, and Acumen’s ability to achieve its strategic and financial goals, including its projected use of cash, cash equivalents and marketable securities and the expected sufficiency of its cash resources into early 2027, the therapeutic potential of Acumen’s product candidate, sabirnetug (ACU193), including against other antibodies, the timing of anticipated topline results of ALTITUDE-AD, and the potential for additional development to support a subcutaneous dosing option of sabirnetug. These statements are based upon the current beliefs and expectations of Acumen management, and are subject to certain factors, risks and uncertainties, particularly those inherent in the process of discovering, developing and commercializing safe and effective human therapeutics. Such risks may be amplified by the impacts of geopolitical events and macroeconomic conditions, such as rising inflation and interest rates, supply disruptions and uncertainty of credit and financial markets. These and other risks concerning Acumen’s programs are described in additional detail in Acumen’s filings with the Securities and Exchange Commission (“SEC”), including in Acumen’s most recent Annual Report on Form 10-K, and in subsequent filings with the SEC. Copies of these and other documents are available from Acumen. Additional information will be made available in other filings that Acumen makes from time to time with the SEC. These forward-looking statements speak only as of the date hereof, and Acumen expressly disclaims any obligation to update or revise any forward-looking statement, except as otherwise required by law, whether, as a result of new information, future events or otherwise.

CONTACTS:

Investors:
Alex Braun
abraun@acumenpharm.com
Media: AcumenPR@westwicke.com

Acumen Pharmaceuticals, Inc.
Balance Sheets
(in thousands, except share and per share data)

	March 31, 2025	December 31, 2024
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$30,159	$35,627
Marketable securities, short-term	118,989	135,930
Prepaid expenses and other current assets	5,799	6,749
Total current assets	154,947	178,306
Marketable securities, long-term	48,795	59,968
Restricted cash	232	232
Other assets, long-term	504	486
Total assets	$204,478	$238,992
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$1,056	$5,648
Accrued clinical trial expenses	11,548	15,344
Accrued expenses and other current liabilities	6,711	6,615
Total current liabilities	19,315	27,607
Debt, long-term	29,528	29,419
Other liabilities, long-term	114	150
Total liabilities	48,957	57,176
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.0001 par value; 10,000,000 shares authorized and no shares issued and outstanding as of March 31, 2025 and December 31, 2024	—	—
Common stock, $0.0001 par value; 300,000,000 shares authorized as of March 31, 2025 and December 31, 2024; 60,573,425 and 60,094,083shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively	6	6
Additional paid-in capital	509,423	506,985
Accumulated deficit	(353,923)	(325,127)
Accumulated other comprehensive income (loss)	15	(48)
Total stockholders’ equity	155,521	181,816
Total liabilities and stockholders’ equity	$204,478	$238,992

Acumen Pharmaceuticals, Inc.
Statements of Operations and Comprehensive Loss
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended March 31,
	2025	2024
Operating expenses
Research and development	$25,266	$12,449
General and administrative	5,104	5,325
Total operating expenses	30,370	17,774
Loss from operations	(30,370)	(17,774)
Other income (expense)
Interest income	2,471	4,005
Interest expense	(1,023)	(1,000)
Change in fair value of embedded derivatives	190	(50)
Other expense, net	(64)	(54)
Total other income	1,574	2,901
Net loss	(28,796)	(14,873)
Other comprehensive gain (loss)
Unrealized gain (loss) on marketable securities	63	(456)
Comprehensive loss	$(28,733)	$(15,329)
Net loss per common share, basic and diluted	$(0.48)	$(0.25)
Weighted-average shares outstanding, basic and diluted	60,525,628	59,812,000

Acumen Pharmaceuticals, Inc.
Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2025	2024
Cash flows from operating activities
Net loss	$(28,796)	$(14,873)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	15	16
Stock-based compensation expense	2,474	2,484
Amortization of premiums and accretion of discounts on marketable securities, net	(588)	(1,763)
Change in fair value of embedded derivatives	(190)	50
Amortization of right-of-use asset	30	28
Realized gain on marketable securities	(3)	(2)
Non-cash interest expense	299	268
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	950	(226)
Other long-term assets	16	35
Accounts payable	(4,592)	1,700
Accrued clinical trial expenses	(3,796)	(2,020)
Accrued expenses and other liabilities	60	(3,533)
Finance lease liability	—	(23)
Net cash used in operating activities	(34,121)	(17,859)
Cash flows from investing activities
Purchases of marketable securities	(35,048)	(45,292)
Proceeds from maturities and sales of marketable securities	63,816	36,100
Purchases of property and equipment	(79)	(11)
Net cash provided by (used in) investing activities	28,689	(9,203)
Cash flows from financing activities
Proceeds from issuance of common stock, net of issuance costs	—	7,938
Proceeds from exercise of stock options	37	—
Payment for financing lease	—	(739)
Payments for deferred offering costs	—	(60)
Repurchase of common shares to pay employee withholding taxes	(73)	(32)
Net cash provided by (used in) financing activities	(36)	7,107
Net change in cash and cash equivalents and restricted cash	(5,468)	(19,955)
Cash and cash equivalents and restricted cash at the beginning of the period	35,859	67,119
Cash and cash equivalents and restricted cash at the end of the period	$30,391	$47,164